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                                                                  EXHIBIT 10.22
                                                                    10-K Filing

                               91 HARTWELL AVENUE
                            LEXINGTON, MASSACHUSETTS

                          LEASE DATED NOVEMBER 12, 1996


     THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the "Building") known as, and with an address at, 91 Hartwell Avenue, Lexington, Massachusetts.

     The parties to this Indenture of Lease hereby agree with each other as follows:

                                    ARTICLE I
                                    ---------

                                 REFERENCE DATA
                                 --------------

1.1  Subjects Referred To:

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

     LANDLORD:                      Mortimer B. Zuckerman and Edward H.
                                    Linde, Trustees of 91 Hartwell Avenue Trust under Declaration of Trust dated September
                                    28, 1981 filed with the Middlesex South
                                    Registry District as Document No. 616455 as amended by instruments dated December
                                    10, 1984 and April 17, 1991 respectively filed with said Registry District as Document Nos. 675674 and 844541 but not individually.

     LANDLORD'S ORIGINAL            c/o Boston Properties, Inc.
     ADDRESS:                       8 Arlington Street
                                    Boston, Massachusetts 02116

     LANDLORD'S CONSTRUCTION        James C. Rosenfeld or Stacey A. Baker
     REPRESENTATIVE:

     TENANT:                        RESTRAC, INC. a Delaware corporation.



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     TENANT'S ORIGINAL              3 Allied Drive
     ADDRESS:                       Dedham, Massachusetts 02026

     TENANT'S CONSTRUCTION          Martin J. Fahey
     REPRESENTATIVE:

     SPECIAL ALLOWANCE:             As defined in Section 3.1.1

     SCHEDULED TERM                 January 1, 1997.
     COMMENCEMENT DATE:

     COMMENCEMENT DATE:             As defined in Sections 2.4 and 3.2

     OUTSIDE COMPLETION DATE:       March 15, 1997.

     ORIGINAL TERM:                 Eighty-four (84) calendar months (plus the
                                    partial month, if any, immediately following the Commencement Date), unless extended or sooner terminated as provided in this Lease.

     EXTENSION OPTIONS:             Two (2) periods of three (3)  years each as
                                    provided in and on the terms set forth in
                                    Section 2.4.1 hereof.

     TERM OR LEASE TERM:            All references in this Lease to the Term or
                                    Lease Term shall mean the Original Term
                                    and if extended pursuant to Section 2.4.1, the Original Term as extended by the exercise of the applicable extension options unless otherwise specifically provided in this Lease.

     THE SITE:                      That certain parcel of land known as and
                                    numbered 91 Hartwell Avenue, Lexington,
                                    Middlesex County, Massachusetts, being more particularly described in Exhibit A attached hereto.

     THE BUILDING:                  The Building known as and numbered
                                    91 Hartwell Avenue, Lexington,

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                                    Massachusetts.  The Building is
                                    appropriately labeled on Exhibit A-1
                                    attached hereto and hereby made a part
                                    hereof.

     THE COMPLEX:                   The Building together with all surface
                                    parking areas, the Site and all improvements
                                    (including landscaping) thereon and thereto.

     TENANT'S SPACE:                (i) The entire second (2nd) floor of the
                                    Building and (ii) a portion of the first
                                    (1st) floor of the Building, all in
                                    accordance with the floor plan attached
                                    hereto as Exhibit D and incorporated herein by reference.

     NUMBER OF PARKING SPACES:      210 spaces.

     ANNUAL FIXED RENT:             (a) During the Original Term of this Lease
                                    at the following annual rates:

                                         (i) For the period beginning on the
                                         Commencement Date and continuing
                                         through the date which is six (6)
                                         months following the Commencement Date
                                         (the "Reduced Rent Period"), at the
                                         ANNUAL RATE of $1,152,139.00 (being the
                                         product of (x) $23.00 and (y) 50,093
                                         rentable square feet of the total
                                         60,093 square feet of "Rentable Floor
                                         Area of the Premises" (hereinafter
                                         defined in the Section 1.1); and

                                         (ii) For the period beginning on the
                                         day immediately following the
                                         expiration of the Reduced Rent Period
                                         and continuing through the day
                                         immediately preceding the second annual
                                         anniversary of the Commencement Date,
                                         at the ANNUAL RATE of $1,382,139.00
                                         (being the

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                                         product of (x) $23.00 and (y) the total
                                         Rentable Floor Area of the Premises);
                                         and

                                         (iii) For the period beginning on the
                                         second (2nd) annual anniversary of the
                                         Commencement Date and continuing
                                         through the day immediately preceding
                                         the fifth (5th) annual anniversary of
                                         the Commencement Date, at the ANNUAL
                                         RATE of $1,442,232.00 (being the
                                         product of (x) $24.00 and (y) the total
                                         Rentable Floor Area of the Premises);
                                         and

                                         (iv) For the period beginning on the
                                         fifth (5th) annual anniversary of the
                                         Commencement Date and continuing though
                                         the last day of the Original Term, at
                                         the ANNUAL RATE of $1,502,325.00 (being
                                         the product of (x) $25.00 and (y) the
                                         total Rentable Floor Area of the
                                         Premises).

                                    (b) During the extension option periods (if exercised), as determined pursuant to
                                    Section 2.4.1.

     OPERATING EXPENSES:            As provided in Section 2.6 hereof.

     REAL ESTATE TAXES:             As provided in Section 2.7 hereof.

     TENANT ELECTRICITY:            Initially as provided in Section 2.5 subject
                                    to adjustment as provided in Section 2.8 hereof.

     ADDITIONAL RENT:               All charges and other sums payable by Tenant
                                    as set forth in this Lease, in addition to Annual Fixed Rent.

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     RENTABLE FLOOR AREA            60,093 square feet.
     OF TENANT'S SPACE
     (SOMETIMES ALSO
     CALLED RENTABLE FLOOR
     AREA OF THE PREMISES):

     TOTAL RENTABLE FLOOR           122,328 square feet.
     AREA OF THE BUILDING:

     PERMITTED USES:                General office purposes, computer software
                                    development and non retail sales, and
                                    related services, including without
                                    limitation training and customer support.

     INITIAL MINIMUM                $2,000,000.00 combined single limit
     LIMITS OF TENANT'S             on a per occurrence basis and
     COMMERCIAL GENERAL             $5,000,000.00 on an aggregate basis.
     LIABILITY INSURANCE:
     RECOGNIZED BROKERS:            Spaulding & Slye Services Limited
                                    Partnership
                                    125 High Street, 16th Floor
                                    Boston, Massachusetts 02110
                                             and
                                    Lynch Murphy Walsh & Partners
                                    Incorporated
                                    One Financial Center
                                    Boston, Massachusetts 02111

     SECURITY DEPOSIT:              $720,000.00 subject to reduction on the
                                    terms set forth in Section 8.20 hereof.


1.2  Exhibits. There are incorporated as part of this Lease:

     EXHIBIT A        Description of Site

     EXHIBIT A-1      Site Plan

     EXHIBIT B        Schedule of Tenant's Preliminary Construction Plans

     EXHIBIT C        Landlord's Services

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     EXHIBIT D        Floor Plans

     EXHIBIT E        Form of Commencement Date Agreement

     EXHIBIT F        Plan of Balance of First Floor Space

     EXHIBIT G        Broker Determination of Prevailing Market Rent

     EXHIBIT H        Form of Subordination, Non-Disturbance and Attornment
                      Agreement with Existing Mortgagee

1.3  Table of Articles and Sections


     ARTICLE I-REFERENCE DATA

     1.1  Subjects Referred to

     1.2  Exhibits

     1.3  Table of Articles and Sections


         ARTICLE II-THE BUILDINGS, PREMISES, TERM AND RENT

     2.1  The Premises

          2.1.1 Tenant's Right of First Offer

     2.2  Rights To Use Common Facilities

          2.2.1 Tenant's Parking

     2.3  Landlord's Reservations

     2.4  Original Term

          2.4.1 Extension Options

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     2.5  Monthly Fixed Rent Payments

     2.6  Adjustment for Operating Expenses

     2.7  Adjustment for Real Estate Taxes

     2.8  Adjustment for Tenant Electricity


     ARTICLE III-CONSTRUCTION

     3.1  Tenant's Plans

          3.1.1 Special Allowance

     3.2  Landlord's and Tenant's Work; Delays

     3.3  Alterations and Additions

     3.4  General Provisions Applicable to Construction


     ARTICLE IV-LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

     4.1  Landlord's Covenants

          4.1.1 Services Furnished by Landlord

          4.1.2 Additional Services Available to Tenant

          4.1.3 Roof, Exterior Wall, Floor Slab and Common Facility Repairs

          4.1.4 Door Signs and Monument Sign

     4.2  Interruptions and Delays in Services and Repairs, etc.


     ARTICLE V-TENANT'S COVENANTS

     5.1  Payments

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     5.2  Repair and Yield Up

     5.3  Use

     5.4  Obstructions; Items Visible From Exterior; Rules and Regulations

     5.5  Safety Appliances; Licenses

     5.6  Assignment; Sublease

     5.7  Indemnity; Insurance

     5.8  Personal Property at Tenant's Risk

     5.9  Right of Entry

     5.10 Floor Load; Prevention of Vibration and Noise

     5.11 Personal Property Taxes

     5.12 Compliance with Laws

     5.13 Payment of Litigation Expenses


     ARTICLE VI-LANDLORD'S INSURANCE, CASUALTY AND TAKING

     6.0  Landlord's Insurance

     6.1  Fire and Casualty-Termination or Restoration; Rent Adjustment

     6.2  Uninsured Casualty

     6.3  Eminent Domain-Termination or Restoration

     6.4  Eminent Domain Damages Reserved


     ARTICLE VII-DEFAULT

     7.1  Tenant's Default

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     7.2  Landlord's Default

     ARTICLE VIII-MISCELLANEOUS PROVISIONS

     8.1  Extra Hazardous Use

     8.2  Waiver

     8.3  Cumulative Remedies

     8.4  Quiet Enjoyment

     8.5  Notice To Mortgagee and Ground Lessor

     8.6  Assignment of Rents

     8.7  Surrender

     8.8  Brokerage

     8.9  Invalidity of Particular Provisions

     8.10 Provisions Binding, Etc.

     8.11 Recording

     8.12 Notices

     8.13 When Lease Becomes Binding

     8.14 Section Headings

     8.15 Rights of Mortgagee

     8.16 Status Report and Financial Statements

     8.17 Self-Help

     8.18 Holding Over

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      8.19 Non-Subrogation

      8.20 Security Deposit

      8.21 Late Payment

      8.22 Volleyball Court

      8.23 Governing Law


                                   ARTICLE II
                                   ----------

                        BUILDING, PREMISES, TERM AND RENT
                        ---------------------------------

2.1 Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, Tenant's Space in the Building excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively, or in common, other parts of the Building, and if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

      Tenant's Space with such exclusions is hereinafter referred to as the "Premises". The term "Building" means the Building identified on the first page, and which is the subject of this Lease; the term "Site" means all, and also any part of the Land described in Exhibit A, plus any additions or reductions thereto resulting from the change of any abutting street line and all parking areas and structures. The term "Property" means the Building and the Site. Tenant shall have available for its employees twenty-four (24) hour per day card access to the Premises except in the case of emergencies or events beyond Landlord's reasonable control including, but not limited to, events constituting "Landlord's Force Majeure (defined in Section 3.2 hereof).

2.1.1 (A) This Section applies only to that portion of the first (1st) floor of the Building shown on Exhibit F as the "Offer Space". Landlord shall have the right, in its sole discretion and upon terms and conditions solely determined by it, initially to lease all or any portion of the Offer Space to any one or more tenants without Tenant having any right or opportunity to lease such space. Such leases and the terms thereof, (including, but not limited to, the original lease terms thereof, options to extend the terms thereof, rights of first offer, rights of first refusal and other expansion rights thereunder), any subsequent extensions of the lease term thereof and amendments to such leases are

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      hereinafter called the "Initial Leases" and the tenants under the Initial
      Leases are hereinafter called the "Initial Tenants". Subject to (i) the Initial Leases and (ii) the rights of the Initial Tenants thereunder, all of which rights are hereby made prior to the rights of Tenant under this
      Section 2.1.1 notwithstanding that the Initial Leases may have been executed subsequent to the Date of this Lease or before the Date of the Lease and provided that at any time any portion of the Offer Space becomes so available for reletting to a tenant other than an Initial Tenant (i) Tenant is not then in default of its obligations under this Lease, (ii) Tenant has not assigned this Lease nor sublet fifty percent (50%) or more of the Rentable Floor Area of the Premises (other than an assignment or subletting under Section 5.6.1 hereof) and (iii) this Lease is still in full force and effect, Landlord agrees not to enter into a lease or leases to relet the Offer Space (or such portion thereof) to a tenant other than an Initial Tenant without first giving to Tenant an opportunity to lease such space upon the terms and conditions hereinafter set forth.

      (B) When any such space becomes so available for reletting to a tenant other than an Initial Tenant for such space upon the foregoing conditions, Landlord shall notify Tenant of the availability of such space and shall advise Tenant of the then fair market rent and business terms reasonably determined by Landlord upon which Landlord is willing so to lease such space. If Tenant wishes to exercise Tenant's right of first offer, Tenant shall do so, if at all, by giving Landlord notice of Tenant's desire to lease the entire amount of such space so available for reletting (it being agreed that Tenant has no right to lease less than the entire amount of the space which is so available) on such terms set forth in Landlord's notice within sixteen (16) days after Tenant's receipt of Landlord's notice to Tenant of the availability of such space and of such terms. If Tenant shall give such notice, the same shall constitute an agreement to enter into an amendment to this Lease within fifteen (15) days following Tenant's acceptance to incorporate such space into the Premises upon the terms set forth in Landlord's notice. If Tenant shall not so exercise such right within such period or if Tenant shall timely give an acceptance to Landlord but shall not enter into such an amendment to this Lease within said fifteen (15) day period (time being of the essence in respect of such exercise and execution), Landlord shall be free at any time thereafter to enter into a lease of such space with another prospective tenant or tenants upon terms and conditions as determined by Landlord without having any further obligation to offer such space to Tenant and Tenant shall have no further right under this Section to such space (unless such space again becomes available for reletting in which case the provisions of this
      Section 2.1.1 shall again apply when such space again becomes available for reletting). Time is of the essence with respect to the time periods set forth herein.

      (C) If Tenant shall exercise any such right of first offer and if, thereafter, the then occupant of the premises with respect to which Tenant shall have so exercised such right

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      wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, Landlord shall use reasonable efforts (which shall be limited to the commencement and prosecution thereafter of eviction proceedings and to the payment of legal fees and other expenses reasonably associated with such proceedings but which shall not require the taking of any appeal) to evict such occupant from the applicable portion of the Offer Space and to deliver possession of the applicable portion of the Offer Space to Tenant as soon as may be practicable. Commencement of the term of Tenant's occupancy and lease of such additional space and all obligations of Tenant with respect to such Offer Space (including, without limitation, rental and additional rent obligations as to such Offer Space) shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant. Notwithstanding the foregoing, Tenant may revoke its exercise of its right of first offer if occupancy of the applicable Offer Space is not delivered by Landlord within three (3) months after the date set for commencement in the lease amendment for such space (an "Exercise Revocation"). However, the failure of the then occupant of such premises to so vacate and/or such Exercise Revocation shall not constitute a default of Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent, Additional Rent or other charges due under this Lease (or any portions thereof).

      (D) If Tenant shall lease additional space in the Building pursuant to this Section 2.1.1, Tenant's parking rights under this Lease shall be increased on the basis of 3.5 parking spaces for each 1,000 square feet of rentable floor area of such additional space.

2.2 Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice (a) the common lobbies, corridors, stairways, elevators and loading area of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor.

2.2.1 In addition, Tenant shall have the right to use the Number of Parking Spaces (referred to in Section 1.1) of the parking area, in common with use by other tenants from time to time of the Complex; provided, however, Landlord shall not be obligated to furnish stalls or spaces in any parking area specifically designated for Tenant's use. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non- transferrable except to a permitted assignee or subtenant as provided in Section 5.6

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      through Section 5.6.6. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.3 Landlord reserves the right from time to time, without unreasonable interference with Tenant's use and upon reasonable notice and at agreed times unless otherwise required by emergency: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and
      (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

2.4 Tenant shall have and hold the Premises for a period commencing on (the "Commencement Date") the earlier of (a) that date on which the Premises are ready for occupancy as in Section 3.2 provided, or (b) that date on which Tenant commences occupancy of any portion of the Premises for the Permitted Uses, and continuing for the Term unless sooner terminated as provided in Article VI or Article VII or unless extended as provided in
      Section 2.4.1; provided, that for purposes of this Lease, the Commencement Date shall not be deemed to occur prior to January 1, 1997, unless Tenant elects, in its sole discretion, to occupy the Premises (or portion thereof) prior to such date.

      As soon as may be convenient after the date has been determined on which the Term commences as aforesaid, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit E, in which the date on which the Term commences as aforesaid and the Term of this Lease shall be stated. If Tenant shall fail to execute such Declaration, the Commencement Date and Lease Term shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

2.4.1 (A) Provided that at the time of exercise of the then applicable option to extend and at the commencement date of the then applicable extension option period (i) there exists no Event of Default (defined in Section 7.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than fifty percent (50%) of the Rentable Floor Area of the Premises in the aggregate (except for an assignment or subletting permitted under Section 5.6.1 hereof), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein

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      contained (except for the Annual Fixed Rent which shall be adjusted during the option periods as hereinbelow set forth) for two (2) successive periods of three (3) years each as hereinafter set forth. Each option period is sometimes herein referred to as an "Extended Term".

      (B)(i) If Tenant desires to exercise the then applicable option to extend the Term, then Tenant shall give notice to Landlord, not earlier than fifteen (15) months nor later than nine (9) months prior to the expiration of the Term as it may have been previously extended hereunder of Tenant's request for Landlord's quotation of a proposed annual fixed rent for the then applicable Extended Term. If at the expiration of thirty (30) days after the date when Landlord receives Tenant's written request as aforesaid (the "Negotiation Period"), Landlord and Tenant have not reached agreement on a determination of an annual fixed rent for the then applicable Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Negotiation Period, to make a request to Landlord for a broker determination (the "Broker Determination") of the Prevailing Market Rent (as defined in Exhibit G) for the applicable Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit G.

      (B) (ii) If Tenant timely shall have requested the Broker Determination, then in order to exercise its right to extend the Term of this Lease for the then applicable Extended Term, Tenant, within fifteen (15) days after receipt of the Broker Determination, shall give written notice to Landlord of Tenant's exercise of its right to extend the Lease Term for the then applicable Extended Term pursuant to this subsection 2.4.1(B)(ii), in which case the Annual Fixed Rent for the applicable Extended Term shall be the greater of (a) ninety-five percent (95%) of the Prevailing Market Rent as determined by the Broker Determination or (b) an annual rate equal to the product of $22.80 and the Rentable Floor Area of the Premises. Upon the giving of notice by Tenant within said fifteen (15) day period as provided in this subsection (B)(ii) then this Lease and Lease Term hereof shall be extended for an additional term of three (3) years upon all of the same terms, conditions, covenants and agreements contained in this Lease except that the Annual Fixed Rent for the applicable Extended Term shall be the rent determined as described in this subparagraph.

      (C) Upon the giving of notice by Tenant to Landlord exercising Tenant's then applicable option to extend the Lease Term in accordance with the provisions of either subsection (B)(i) or (B)(ii) above, this Lease and the Lease Term hereof shall be extended, for the applicable Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the then applicable

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      Extended Term but the failure to so enter into such a written instrument shall not negate the exercise of the applicable option to extend. Notwithstanding anything herein contained to the contrary, in no event shall Tenant have the right to exercise more than one extension option at a time and, further, Tenant shall not have the right to exercise its second extension option unless it has duly exercised its first extension option and in no event shall the Lease Term hereof be extended for more than six (6) years after the expiration of the Original Term hereof.

2.5 Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord's Original Address specified in Section 1.1 hereof, or at such other place as Landlord shall from time to time designate by notice, (1)
      (a) on the Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the applicable Annual Fixed Rent (sometimes hereinafter referred to as "fixed rent") and (1) (b) on the Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of $0.85 per annum for each square foot of Rentable Floor Area of Tenant's Space for tenant electricity subject to escalation as provided in
      Section 2.8 and (2) on the first day of each and every calendar month during each extension option period (if exercised), a sum equal to (a) one twelfth (1/12th) of the applicable annual fixed rent as determined in
      Section 2.4.1 for the applicable extension option period plus (b) then applicable monthly electricity charges (subject to escalation for electricity as provided in Section 2.8 hereof). Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties, Inc., Agents, at 8 Arlington Street, Boston, Massachusetts 02116, and all remittances received by Boston Properties, Inc., as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

      Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Commencement Date is a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month.

      Other charges payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.


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

      The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6 "Landlord's Operating Expenses" means the cost of operation of the Building and the Site which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following: premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than 12 months in the case of both fixed rent and Additional Rent and if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining or cleaning of the Building or Site, water, sewer, electric, gas, oil and telephone charges (excluding utility charges separately chargeable to tenants for additional or special services); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; payments under service contracts with independent contractors; management fees at reasonable rates consistent with the type of occupancy and the service rendered; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and the Site and properly chargeable against income, provided, however, there shall be included (a) depreciation for capital expenditures made by Landlord (i) to reduce operating expenses if Landlord shall have reasonably determined that the annual reduction in operating expenses shall exceed depreciation therefor or (ii) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities which are now or hereafter in force (herein collectively called "Legal Requirements"); plus (b) in the case of both (i) and (ii) an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located; depreciation in the case of both (i) and (ii) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

      "Operating Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Operating Expenses for and pertaining to the Building and the Site as the

      Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

      "Base Operating Expenses" shall mean Landlord's Operating Expenses for calendar year 1997 (that is, the period beginning January 1, 1997 and ending December 31, 1997).

      "Base Operating Expenses Allocable to the Premises" shall mean the same proportion of Base Operating Expenses as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

      If with respect to any calendar year falling within the Term after the period for which Base Operating Expenses are calculated, or fraction of a calendar year falling within the Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises for a full calendar year exceed Base Operating Expenses Allocable to the Premises or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (such amount being hereinafter sometimes referred to as the "Operating Cost Excess") then Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6. (The Base Operating Expenses Allocable to the Premises do not include the $0.85 for tenant electricity to be paid by Tenant together with Annual Fixed Rent and for which provision is made in Section 2.5 hereof, separate provision being made in
      Section 2.8 of this Lease for Tenant's share of increases in electricity costs.)

      Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Base Operating Expenses, Landlord's Operating Expenses and Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as Additional Rent on account of the operating expenses and the amount of the Operating Cost Excess remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts overpaid by Tenant against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord).

      In addition, Tenant shall make payments monthly on account of Tenant's share of increases in operating expenses anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Cost Excess for each calendar year during the Term.

      Notwithstanding the foregoing provisions, no decrease in Landlord's Operating Expenses shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building rather than to any other causes.

      Tenant shall have the right to audit the applicable records of Landlord to confirm as the case may be (i) that the Operating Expenses billed to Tenant are proper and conform to this Section 2.6. Such right shall be exercisable by Tenant within ninety (90) days following Tenant's receipt of Landlord's annual statement of such charges. Landlord shall cooperate with Tenant in providing Tenant reasonable access to Landlord's books and records during normal business hours to enable Tenant to audit Landlord's books and records as they relate to any costs and expenses passed through to Tenant pursuant to this Section 2.6. If the audit discloses any overpayment on the part of Tenant, then Tenant shall be entitled to a refund of any such amount unless within fifteen (15) days after receipt of written notice from Tenant accompanied by the audit results, Landlord challenges the methodology or results of the audit in which case no adjustment shall be made until final resolution. No audit or challenge shall postpone, defer or reduce any requisite payments by Tenant.

2.7 If with respect to any full Tax Year or fraction of a Tax Year falling within the Term after the period for which Base Taxes are calculated, Landlord's Tax Expenses Allocable to the Premises (as hereinafter defined) for a full Tax Year exceed Base Taxes Allocable to the Premises or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises (such amount being hereinafter sometimes referred to as the "Tax Excess") then, on or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section 2.7, Tenant shall pay to Landlord, as Additional Rent, the amount of the Tax Excess. In addition, payments by Tenant on account of the Tax Excess anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to the Tax Excess at least ten
      (10) days before the day on which such payments by Landlord would become delinquent. Not later than ninety (90) days after Landlord's Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the Site and abatements and refunds of any taxes and assessments. Expenditures for legal fees and for other expenses incurred in obtaining the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year.

      To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments. Notwithstanding the foregoing provisions, no decrease in Landlord's Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building or partial completion of the Building rather than to any other causes.

      Terms used herein are defined as follows:

           (i) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

           (ii) "Landlord's Tax Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Tax Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to 95% of the Total Rentable Floor Area of the Building.

           (iii) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

           (iv) "Base Taxes" means Landlord's Tax Expenses (hereinbefore defined) for fiscal tax year 1997 (that is, the period beginning July 1, 1996 and ending June 30, 1997).

           (v) "Base Taxes Allocable to the Premises" means the same proportion of Base Taxes as the Rentable Floor Area of Tenant's Space bears to 95% of the Total Rentable Floor Area of the Building.

           (vi) "Real estate taxes" means all taxes and special assessments of every kind and nature assessed by any governmental authority on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Property (including, without limitation, if applicable the excise prescribed by Mass Gen Laws Chapter 121A, Section 10 and amounts in excess thereof paid to the Town of Lexington pursuant to agreement between Landlord and the Town) and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the minimum permissible installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site and Building were the only property of Landlord.

      Tenant shall have the right to audit the applicable records of Landlord to confirm as the case may be (i) that the real estate taxes billed to Tenant are proper and conform to this Section 2.7. Such right shall be exercisable by Tenant within ninety (90) days following Tenant's receipt of Landlord's annual statement of such charges. Landlord shall cooperate with Tenant in providing Tenant reasonable access to Landlord's books and records during normal business hours to enable Tenant to audit Landlord's books and records as they relate to any costs and expenses passed through to Tenant pursuant to this Section 2.7. If the audit discloses any overpayment on the part of Tenant, then Tenant shall be entitled to a refund of any such amount unless within fifteen (15) days after receipt of written notice from Tenant accompanied by the audit results, Landlord challenges the methodology or results of the audit in which case no adjustment shall be made until final resolution. No audit or challenge shall postpone, defer or reduce any requisite payments by Tenant.

2.8 If with respect to any calendar year falling within the Term or fraction of a calendar year falling within the Term at the beginning or end thereof, the cost of furnishing electricity to the Building and the Site, including common areas and facilities and space occupied by tenants, (but expressly excluding utility charges separately chargeable to tenants for additional or special services) for a full calendar year exceeds $0.85 per square foot of Rentable Floor Area of the Building, or for any such fraction of a calendar year exceeds the corresponding fraction of $0.85 per square foot of Rentable Floor Area of the Building, then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this
      Section 2.8, its proportionate share of the amount of such excess (i.e. the same proportion of such excess as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building). Payments by Tenant on account of such excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to such excess for each calendar year during the Term. If for any calendar year falling within the Term such cost is less than $0.85 per square foot of Rentable Floor Area of the Building (or if for any fraction of a calendar year falling within the Term at the beginning or end thereof, such cost is less than the corresponding fraction of $0.85 per square foot of Rentable Floor Area of the Building) an appropriate reduction shall be made in the amount payable by Tenant.

      Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a reasonably detailed accounting certified by a representative of Landlord showing for the preceding calendar year, or fraction thereof, as the case may be, the costs of furnishing electricity to the Building. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amount already paid by Tenant on account of electricity, and the amount remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of the delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any required to be paid pursuant to the above provisions of this
      Section 2.8 with respect to the preceding year, or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this Section 2.8 against monthly installments of Annual Fixed Rent or Additional Rent next thereafter coming due unless the Lease Term has expired and Tenant has no other or further obligations to Landlord, in which case Landlord shall promptly refund such amount to Tenant.

      If at any time during the Term, or any extended term, Tenant reasonably concludes that the amount payable by Tenant hereunder for electricity for lights and power to the Premises is materially less than results from the above calculation, Tenant shall have the right to first give written notice to Landlord setting forth in reasonable detail Tenant's reasons therefor and Landlord and Tenant shall, in good faith, attempt to resolve such situation to their reasonable and mutual satisfaction. If such a resolution shall not result, then Tenant shall have the right, at its sole cost and expense, to arrange for a study or audit of electrical usage at the Complex by an electrical engineer acceptable to both Landlord and Tenant, in the respective exercise of their reasonable judgement. If the results of such study or inspection establish that the amount payment by Tenant is greater or lesser than the sum of the cost of electricity for lights and power to the Premises, the amount payable under this Section
      2.8 shall be appropriately adjusted; provided, however, that Landlord shall have the right to review the methodology used and results obtained by such engineer and to challenge the results of such study or audit.


                                   ARTICLE III
                                   -----------

                                  CONSTRUCTION
                                  ------------

3.1 Attached hereto as Exhibit B is a schedule of the preliminary construction plans showing in general terms the layout of and anticipated construction in the Premises ("Tenant's Preliminary Construction Plans"). The final plans for the construction of the initial improvements to the Premises are in the process of being completed (the "Final Tenant Construction Plans"). Both Landlord and Tenant acting reasonably and promptly shall have the right to approve the Final Tenant Construction Plans. In addition, Tenant shall have the right to review all construction cost estimates and to require competitive bidding if Tenant determines, in its discretion, that such estimates are unreasonable. Landlord shall perform the work shown on the Final Tenant Construction Plans as so approved by Landlord and Tenant. In no event, however, shall Landlord's monetary obligation exceed the amount of the special allowance set forth in Section 3.1.1 hereof. However, except as otherwise provided in Exhibit B, Landlord shall have no responsibility for the installation or connection of Tenant's computer, telephone or other communications equipment, systems or wiring.

3.1.1 Landlord shall provide Tenant with a special allowance in the amount of $781,209.00 to be applied towards (i) the cost of the architectural plans and space planning respecting the work shown on the Final Tenant Construction Plans; (ii) the cost of demolition as shall be necessary or is associated with preparing the Premises for the construction of the work shown on the Final Tenant Construction Plans and (iii) the cost of the work to be performed by Landlord shown on the Final Tenant Construction Plans. Tenant shall pay

      Landlord, as Additional Rent, any cost of performing the work or items described in items (i) through (iii) above (collectively sometimes called the "Space Planning, Demolition And Construction Work") in excess of said special allowance within thirty (30) days after being billed therefor. In the event that the cost of the Space Planning, Demolition And Construction Work is less than the special allowance, such excess shall be applied against Annual Fixed Rent or Additional Rent next due pursuant to this Lease.

3.2   Landlord agrees to use due diligence to complete the work described in
      Section 3.1 on or before the Scheduled Term Commencement Date. Landlord shall not be required to install any improvements which are not in conformity with the plans and specifications for the Building or which are not approved by Landlord's architect. In case of delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control (collectively, "Landlord's Force Majeure"), the Scheduled Term Commencement Date shall be extended for the period of such delays. The Premises shall be deemed ready for occupancy on the date on which the work described in Section 3.1, together with common facilities for access and service to the Premises, has been substantially completed except for (i) items of work and adjustment of equipment and fixtures which can be completed after occupancy thereof has been taken without causing substantial interference with Tenant's use of the Premises (i.e. so-called "punch list" items) and (ii) items of work for which there is a long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled for the work in or to the Premises and require additional time for receipt or installation, the absence of which do not substantially interfere with Tenant's occupancy of the Premises ("long lead" items). Landlord shall complete as soon as conditions practically permit the punch list items and the long lead items and Tenant shall not use the Premises in such manner as will increase the cost of completion. Landlord shall permit Tenant access for installing furnishings in portions of the Premises when it can be done without material interference with remaining work.

      If, however, Landlord shall have failed to substantially complete the work to be performed by Landlord in accordance with Section 3.1 (excluding punch list items and long lead items) on or before the Outside Completion Date (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Landlord's Force Majeure or any act or failure to act of Tenant which interferes with Landlord's construction of the Premises, without limiting Landlord's other rights on account thereof), Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant's desire to do so within the time period from the Outside Completion Date (as so extended) until the date which is thirty (30) days subsequent to the Outside Completion Date (as so extended); and, upon the giving of such notice, the Term of this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty
      (30) days after Landlord's receipt of Tenant's notice Landlord substantially completes the work to be performed by Landlord under Section
      3.1 (except for punch list items and long lead items) and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity or otherwise for Landlord's failure so to complete such work within such time.

      Tenant agrees that no delay by it, or anyone employed by it, in performing work to prepare the Premises for occupancy (including, without limitation, the work in installing telephones and other communications equipment or systems) shall delay commencement of the Term or the obligation to pay rent, regardless of the reason for such delay or whether or not it is within the control of Tenant or any such employee.

3.3 This Section 3.3 shall apply before and during the Term. Tenant shall not make alterations and additions to Tenant's space except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises, or (b) will delay completion of the Premises or Building, or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building (herein called "Insurance Requirements") nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. In the case of all alterations, additions and improvements, Tenant shall deliver reasonably detailed plans and specifications to Landlord at the time Tenant seeks Landlord's approval. Landlord may elect to require Tenant (i) to remove any alterations, additions, improvements upon lease expiration or termination by stating such election in Landlord's approval if given pursuant to the foregoing and/or (ii) to remove upon lease expiration or termination any of the tenant improvements not shown on the Tenant's Preliminary Construction Plans (attached hereto as Exhibit B) but which are shown the "Final Tenant Construction Plans" (approved pursuant to Section 3.1 hereof) by stating such election at the time of Landlord's and Tenant's approval of the Final Tenant's

      Construction Plans pursuant to Section 3.1 hereof. Any items or matters so to be removed shall be specified by Landlord in reasonable detail. Unless specified for removal as aforesaid, all alterations, additions and improvements (and the initial improvements) shall be part of the Building unless specifically otherwise agreed upon in writing by Landlord and Tenant. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Site or interfere with construction or operation of the Building and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord. Except for work by Landlord's general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may reasonably require, but in no event less than $1,000,000.00 combined single limit per occurrence on a per location basis (all such insurance to be written in companies approved by Landlord and naming and insuring Landlord and Landlord's managing agent as additional insureds and insuring Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Building or the Site and immediately to discharge any such liens which may so attach. Tenant shall pay, as Additional Rent, 100% of any real estate taxes on the Complex which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by Tenant.

3.4 All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Article I or any person hereafter designated in substitution or addition by notice to the party relying. Except for items identified by Tenant by written notice to Landlord given within thirty
      (30) days after Tenant takes occupancy of the Premises, and as otherwise provided in Article IV, the work required of Landlord pursuant to this

      Article III shall be deemed approved by Tenant when Tenant commences occupancy of the Premises for the Permitted Uses, except for items which are then uncompleted (including punch list items and long lead items) and as to which Tenant shall have given notice to Landlord prior to such date.


                                   ARTICLE IV
                                   ----------

                 LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS
                 ----------------------------------------------

4.1   Landlord covenants:

4.1.1 To furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in high quality buildings in the Boston West Suburban Market subject to escalation reimbursement in accordance with Section 2.6. Landlord's said services include periodic, unscheduled and random visits to the Site by a roving independent contracted for third party security company during the hours of 6:00 p.m. and 6:00 a.m. excluding Saturdays, Sundays and holidays. Such visits to the Site are limited to checking the burglar alarm panel in the Building and the perimeter of the Building and parking lot on the Site. Tenant acknowledges that Landlord does not provide any security services other than contracting with the third party security company as stated above and for the card access systems referred to in Exhibit E. Tenant further acknowledges that Landlord does not assume or undertake any obligation to provide security beyond the security specifically listed above and in Exhibit E or to increase the level of said security for which provisions is made above and in Exhibit E.

4.1.2 To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Boston West Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord.

4.1.3 Subject to the escalation provisions of Section 2.6 and except as otherwise provided in Article VI, (i) to make in timely fashion (subject to "Landlord's Force Majeure" as defined in Section 3.2) such repairs to the roof, exterior walls, floor slabs and common areas and facilities as may be necessary to keep them in serviceable condition and (ii) to maintain the Building (exclusive of Tenant's responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Boston West Suburban Market including providing and performing the services for which Landlord is entitled to escalation reimbursement pursuant to Section 2.6 hereof.

4.1.4 To provide and install, at Landlord's expense, letters or numerals on the entrance doors to the Premises to identify Tenant's official name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises. In addition, there exists on the Site a monument type sign identifying the address of the Property. Landlord shall include Tenant's name ("RESTRAC, INC.") on said sign in addition to such other tenants and other parties as Landlord shall determine but said sign need not identify any subtenants or assignees of Tenant.

4.2 Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including without limitation the causes set forth in Section 3.2 hereof as being reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

      Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs and when required by the nature of the emergency, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.


                                    ARTICLE V
                                    ---------

                               TENANT'S COVENANTS
                               ------------------

      Tenant covenants during the term and such further time as Tenant occupies any part of the Premises:

5.1 To pay when due all fixed rent and Additional Rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit C) and, further, as Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2 Except as otherwise provided in Article VI and Section 4.1.3, to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises all construction, work, improvements, and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear only excepted, first removing all goods and effects of Tenant and (i) to the extent specified by Landlord by notice to Tenant given at least ten (10) days before such expiration or termination, the wiring for Tenant's computer, telephone and other communication systems and equipment and (ii) to the extent specified in Landlord's notice of removal given pursuant to Section 3.3, all alterations, additions, improvements and initial improvements. Tenant shall repair any damage caused by such removal and shall restore the Premises and leave them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building or to the Site caused by Tenant, Tenant's independent contractors, Tenant's employees or Tenant's invitees.

5.3 Continuously from the commencement of the Term, to use and occupy the Premises for the Permitted Uses only, and not to injure or deface the Premises, Building, the Site or any other part of the Complex nor to permit in the Premises or on the Site any auction sale, vending machine, (except as set forth below) or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor for any use thereof which is inconsistent with maintaining the Building as a first class office building in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to render necessary any alteration or addition to the Building. Notwithstanding the foregoing respecting vending machines, Tenant may, at its sole cost, expense and risk, keep a reasonable number of vending machines in the Premises dispensing non-alcoholic beverages, candy, other food products and sundries, Tenant covenanting and agreeing that Tenant shall be solely responsible for compliance with applicable laws, by-laws, rules and regulations, for obtaining all permits, licenses and approvals therefor and for maintaining such permits, licenses and approvals in full force and effect. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C.
      Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws"), (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing.

5.4 Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Site used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such rules and regulations.

5.5 To keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than the Permitted Uses and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

5.6 Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1-5.6.6 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

5.6.1 Notwithstanding the provisions of Section 5.6 above and the provisions of
      Section 5.6.2, 5.6.3 and 5.6.5 below, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any parent or subsidiary corporation of Tenant or to any corporation into which Tenant may be converted or with which it may merge, provided that the entity to which this Lease is so assigned or which so sublets the Premises has the financial capability, credit worthiness and liquidity to perform the obligations of the Tenant under this Lease as and when required under this Lease. For all purposes of this Section 5.6.1, as long as Tenant remains liable for all payments due under this Lease, Tenant's financial capability, credit worthiness and liquidity shall be sufficient with respect to the assignee or subtenant. Any such assignment or subletting shall be subject to the provisions of Section 5.6.4 and Section
      5.6.6 below.

5.6.2 Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires to assign this Lease or to sublet the Premises in whole or in part, Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within thirty (30) days after receipt of Tenant's notice, to:

           (i) In the case of a proposed assignment of the Lease or subletting of the entire Premises, Landlord may, at its sole option, elect to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred twenty (120) days after Landlord's notice to Tenant; provided, however, that upon the termination date as set forth in Landlord's notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all rent and Additional Rent due from Tenant through the termination date.

           (ii) In the case of a proposed subleasing of less than the entire Premises, Landlord may, at its sole option, elect to terminate this Lease as to such portion of the Premises proposed to be sublet (herein called the "Terminated Portion of the Premises") as of a date which shall be not earlier than sixty
                  (60) days nor later than one hundred twenty (120) days after Landlord's notice to Tenant; provided, however, that upon the termination date as set forth in Landlord's notice, all of Landlord's and Tenant's obligations as to the Terminated Portion of the Premises relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all rent and Additional Rent due from Tenant respecting the Terminated Portion of the Premises through the termination date and provided, further, that this

                  Lease shall remain in full force and effect as to the remainder of the Premises, except that from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the "Premises" or the "Rentable Floor Area of the Premises" shall be deemed to be references to the remainder of the Premises, and provided further that Landlord shall have the right to make such alterations and improvements as may be required to separately demise the Terminated Portion of the Premises. In addition, from and after the effective date of any such termination, Annual Fixed Rent shall be at the rate set forth in Section 1.1 but shall be calculated using the rentable floor area of the remainder of the Premises and Tenant's payments for operating costs, real estate taxes and electricity shall be calculated on the same basis set forth in this Lease using the rentable floor area of the remainder of the Premises.

           (iii) In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice under subsection (i) or subsection (ii) immediately above, the provisions of Sections 5.6.3-5.6.6 shall be applicable. This Section 5.6.2 shall not be applicable to an assignment or sublease pursuant to Section 5.6.1.

5.6.3 Notwithstanding the provisions of Section 5.6 above, BUT subject to the provisions of this Section 5.6.3 and the provisions of Sections 5.6.4,
      5.6.5 and 5.6.6 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 5.6.2 or shall have failed to give any or timely notice under Section 5.6.2, then for a period of one hundred twenty (120) days (i) after the receipt of Tenant's notice referred to in Section 5.6.2, or (ii) after the expiration of the thirty
      (30) day period referred to in Section 5.6.2 in the event Landlord shall not give any or timely notice under section 5.6.2, as the case may be, Tenant shall have the right to assign this Lease or sublet the whole or part of the Premises in accordance with Tenant's notice to Landlord given as provided in Section 5.6.4 provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

           (a) the proposed assignee or subtenant is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental agency), or

           (b) the proposed assignee or subtenant is not of good character and reputation, or

           (c) the proposed assignee or subtenant does not possess adequate financial capability and liquidity to perform the Tenant obligations as and when due or required, or

           (d) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

           (e) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Landlord's Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to materially increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

           (f) there shall be existing an Event of Default (defined in Section 7.1).

5.6.4 Tenant shall give Landlord notice of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 5.6.3 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, all other information necessary to make the determination referred to in Section 5.6.3 above and
      (e) in the case of a proposed assignment or subletting pursuant to Section
      5.6.1 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.1.

      If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred and twenty (120) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Section 5.6.2 shall be applicable.

5.6.5 In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.1 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the "Assignment/Sublease Profits" (hereinafter defined), if any, shall be paid to Landlord.

      The "Assignment/Sublease Profits" shall be the excess, if any, of (a) the "Assignment/Sublease Net Revenues" as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease prorated in the case of a partial subletting. The "Assignment/Sublease Net Revenues" shall be the fixed rent, Additional Rent and all other charges and sums payable for lease of the Premises either initially or over the term of the sublease or assignment PLUS all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall include but not necessarily be limited to rent concessions, brokerage commissions and alteration allowances) amortized over the term of the sublease or assignment.

      All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

5.6.6 (A) It shall be a condition of the validity of any assignment or subletting of right under Section 5.6.1 above, or consented to under
      Section 5.6.3 above, that the assignee or sublessee agrees directly with Landlord, in form reasonably satisfactory to Landlord, to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting pursuant to Section 5.6.1, such subtenant shall agree on a pro rata basis to be so bound) including the provisions of Sections 5.6 through 5.6.6 hereof, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord's option, upon the termination of the Lease, the assignment or sublease shall be terminated.

      (B) As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

      (C) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through 5.6.6 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

      (D) The consent by Landlord to an assignment or subletting under any of the provisions of Sections 5.6.1 or 5.6.3 shall in no way be construed to relieve Tenant from obtaining the express consent in writing to Landlord to any further assignment or subletting.

5.7 To defend with counsel first approved by Landlord (which approval shall not be unreasonably withheld or delayed), save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) (i) to the extent arising from or claimed to have arisen from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or Tenant's contractors, licensees, invitees, agents, servants, independent contractors or employees or (b) any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord or not due to structural alterations, new construction or demolition operations performed by or on behalf of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease; provided, however, (x) that with respect to the omission, fault, willful act, negligence or other misconduct of any third parties for whom Tenant is not legally responsible (hereinafter in this Section called "Third Parties"), Tenant's indemnify therefor shall be limited to the amount of the liability insurance required to be maintained by Tenant pursuant to this Lease so long as Landlord is not precluded from maintaining an action or pursuing its remedies against such Third Parties and Landlord's recovery from such Third Parties is not limited hereby and (y) that with respect to a claim brought against Landlord as to which indemnification is sought by Landlord from Tenant, Landlord shall give Tenant reasonably prompt notice after Landlord's receipt of actual notice of such claim so as to afford Tenant the opportunity to defend such claim and (z) Tenant shall have the right to settle such claim provided Landlord is fully released therefrom without payment by Landlord and Landlord otherwise first consents thereto, such consent not to be unreasonably withheld; to maintain commercial general liability insurance or comprehensive general liability insurance written on an occurrence basis with a broad form comprehensive liability endorsement covering the Premises insuring Landlord and Landlord's managing agent (and such persons as are in privity of estate with Landlord and Landlord's managing agent as may be set out in notice from time to time) as additional insureds as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to those stated in Section 1.1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in Greater Boston with respect to similar properties or which may reasonably be required by Landlord (Landlord agreeing not to request higher limits during the Original Term), and workmen's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit with Landlord on or before the Commencement Date and concurrent with all renewals thereof, certificates for such insurance bearing the endorsement that the policies will not be canceled until after thirty (30) days' written notice to Landlord. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts reasonably approved by Landlord.

5.8 That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Site, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law. Further, Tenant, at Tenant's expense, shall maintain at all times during the Term of this Lease insurance against loss or damage covered by the so-called "all risk" type insurance coverage with respect to Tenant's fixtures, equipment, goods, wares and merchandise, tenant improvements made by or paid for by Tenant, and other property of Tenant (collectively "Tenant's Property"). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant's Property.

5.9 To permit Landlord and its agents to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the nine (9) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

5.10 Not to place a load upon the Premises exceeding an average rate of 100 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.11 To pay promptly when due all taxes which may be imposed upon Tenant's Property in the Premises to whomever assessed.

5.12 To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building unless the same are required by such Legal Requirements as a result of or in connection with Tenant's use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.12. Landlord represents to Tenant that the Permitted Uses are permitted in the Premises under the applicable Town of Lexington Zoning By-Law.

5.13 To pay as Additional Rent all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.


                                   ARTICLE VI
                                   ----------

                    LANDLORD'S INSURANCE CASUALTY AND TAKING
                    ----------------------------------------

6.0 Landlord shall maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of insurance upon the Building and Landlord's furniture, fixtures, and other equipment insuring against all risks of physical loss or damage under an All Risk coverage endorsement in an amount at least equal to the full replacement value of the property insured (as reasonably determined by Landlord), with an Agreed Amount endorsement to satisfy co-insurance requirements, as well as insurance against breakdown of boilers and other machinery as customarily insured against. Upon request of Tenant from time to time, a certificate of such insurance shall be delivered to Tenant. Such insurance may be written with a deductible as determined by Landlord. Further, if at any time during the Term all risk type insurance coverage shall cease to be written, then the type of fire and casualty insurance and amount of coverage shall be as determined by Landlord. Landlord may also maintain such other insurance as may from time to time be required by any mortgagee holding a first mortgage lien on the Site. In addition, Landlord may also maintain such insurance against loss of Annual Fixed Rent and Additional Rent and such other risks and perils as Landlord deems proper. Any and all such insurance together with the liability insurance required or permitted to be carried under this Lease by Landlord may be maintained under a blanket policy affecting other premises of Landlord and/or affiliated business organizations.

6.1 In case during the Lease Term the Building or the Site are damaged by fire or other casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty
      (150) days from the time that repair work would commence, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty
      (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

      In case during the Lease Term, the Premises are damaged by fire or other casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred forty (240) days (and/or as to special work or work which requires long lead time then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of the work) from the time that repair work would commence, Tenant may, at its election, terminate this Lease by notice given to Landlord within thirty (30) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

      However, in case during the last year of the Lease Term, the Premises are damaged by fire or other casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days (and/or as to special work or work which requires long lead time then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of the work) from the time that repair work would commence, Tenant may, at its election, terminate this Lease by notice given to Landlord within thirty (30) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

      Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

      If the Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord shall, promptly after such damage and the determination of the net amount of insurance proceeds available, use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant's Property) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes shall be abated according to the nature and extent of the injury to the Premises, until the Premises shall have been restored by Landlord substantially into such condition except for punch list items and long lead items. Notwithstanding anything herein contained to the contrary, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds.

      If such restoration is not completed within eleven (11) months from the date of the fire or casualty, such period to be subject, however, to extension where the delay in completion of such work is due to causes beyond Landlord's reasonable control (but in no event beyond fifteen (15) months from the date of the fire or casualty), Tenant shall have the right to terminate this Lease at any time after the expiration of such one-year period (as extended), which right shall continue until the restoration is substantially completed. Such termination shall be effective as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty
      (30) days after Landlord's receipt of Tenant's notice, such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect.

6.2 Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to the Tenant given within thirty (30) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3 If the entire Building, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

      Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after Landlord receives written notice of such taking. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

      Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees, after the determination of the net amount of condemnation proceeds available to Landlord, to use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant's Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds.

      If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4 Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Building, the Complex and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request, and if Tenant shall fail to execute and deliver the same within fifteen (15) days after notice from Landlord, Tenant hereby covenants and agrees that Landlord shall be irrevocably designated and appointed as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof which conform with the provisions hereof.

      Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation and moving expenses, provided that such action and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.


                                   ARTICLE VII
                                   -----------

                                     DEFAULT
                                     -------

7.1 (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

           (i) Tenant shall fail to pay the fixed rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for ten (10) days after notice from Landlord thereof, or

           (ii) Landlord having rightfully given the notice specified in subdivision (a) above twice in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the fixed rent, Additional Rent or other charges on or before the date on which the same become due and payable and the same continues for two (2) business days after notice from Landlord thereof, or,

           (iii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

           (iv) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

           (v) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

           (vi) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive)--

      then after the applicable notice and cure period when no cure has been fully effected, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance, Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than twenty (20) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

      (b) If This Lease shall have been terminated as provided in this Article, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

      (c) In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or relet for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

      Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

      (d)(i) At any time after such termination and whether or not Landlord shall have collected any damages as aforesaid, Tenant shall pay to Landlord as liquidated final damages and in lieu of all other damages beyond the date of notice from Landlord to Tenant, at Landlord's election, such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of the then cash value (in advance) of the total rent and other benefits which would have accrued to Landlord under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Premises for the balance of the Lease Term.

      (d)(ii) For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of excess taxes, Tenant's share of excess operating costs and Tenant's share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

      (e) In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable or necessary to relet the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall use reasonable efforts to relet the Premises after Tenant vacates the Premises (which reasonable efforts shall be deemed satisfied by Landlord offering the Premises for lease either directly or through a commercial real estate leasing broker or brokerage firm) but the failure to relet in whole or in part shall not give rise to any claim, action or counterclaim by Tenant nor release, limit, reduce, affect or otherwise modify Tenant's liability. Also, Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under reletting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

      (f) Except as provided in Subsection (d)(i) above, the specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.2 Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.


                                  ARTICLE VIII
                                  ------------

8.1 Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall invalidate or increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent thereunder.

8.2 Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of subsequent similar act by the other.

      No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

8.3 The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.4 Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, as the case may be.

      Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any partner in or of Landlord, nor any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any partner in or of Landlord, any successor Trustee to the persons named herein as Landlord, or any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause or for any special or punitive damages of whatever nature.

8.5 After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do
      so) shall be treated as performance by Landlord. For the purposes of this
      Section 8.5 or Section 8.15, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

8.6 With reference to any assignment by Landlord or Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

           (a) That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

           (b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

                  In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder subject to the provisions of Section 8.4 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations under this Lease and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

8.7 No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

8.8 (A) Tenant warrants and represents that Tenant has not dealt with any broker, finder or other agent in connection with the consummation of this Lease other than the Recognized Brokers designated in Section 1.1 hereof; and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers, finders or other agents other than the Recognized Brokers designated in Section 1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

      (B) Landlord warrants and represents that Landlord has not dealt with any broker, finder or other agent in connection with the consummation of this Lease other than the Recognized Brokers designated in Section 1.1 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers, finders or other agents other than the Recognized Brokers designated in Section 1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Recognized Brokers designated in Section 1.1 hereof.

8.9 If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

8.10 The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

8.11 Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord's and Tenant's attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

8.12 Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail postage prepaid:

           If intended for Landlord, addressed to Landlord at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: General Counsel.

           If intended for Tenant, addressed to Tenant, Attention: President at the address set forth on the second page of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice) with a copy to Tenant, Attention: General Counsel.

      Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

      Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

      Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

8.13 Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

8.14 The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

8.15 This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site or the Building, or both, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided that the holder of such mortgage agrees to recognize the rights of Tenant under this Lease (including the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder in which event Tenant shall agree to attorn to such holder and its successors as landlord. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination and recognition as such mortgagee may reasonably request. Tenant hereby appoints such mortgagee (from time to time) as Tenant's attorney-in-fact to execute such subordination upon default of Tenant in complying with such mortgagee's (from time to time) request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease. With respect to the present mortgage encumbering the Property, on or before the Commencement Date, Landlord shall use reasonable efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement in substantially the form of Exhibit H attached hereto which shall be executed by Landlord, Tenant and said mortgagee.

      If in connection with obtaining financing for the Building or Complex, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

8.16 Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, on the request of Landlord made from time to time, will promptly furnish to Landlord, or any existing or potential holder of any mortgage encumbering the Premises, the Building, the Site and/or the Complex or any potential purchaser of the Premises, the Building, the Site and/or the Complex, (each an "Interested Party"), a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant and any guarantor of Tenant's obligations under this Lease, as reasonably requested by Landlord, including, but not limited to financial statements for the past three (3) years. Any such status statement or financial statement delivered by Tenant pursuant to this Section 8.16 may be relied upon by any Interested Party.

8.17 If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of one and one-half percentage points over the then prevailing prime rate in Boston as set by The First National Bank of Boston) and all costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

8.18 Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance at one and one-half times the rents and other charges herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable; provided, however, that neither the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term.

8.19 Any insurance carried by either party with respect to the Premises, Building or property therein shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

8.20 (A) Tenant agrees to deposit with Landlord upon the execution and delivery of this Lease a security deposit (the "Security Deposit") in the amount of $720,000.00 which shall be paid in cash or by wire transfer in either case in good funds. Landlord shall hold such Security Deposit in a separate interest bearing account (in which Landlord is identified as trustee and Tenant is identified as the beneficial owner but in which Landlord (or its managing agent) is the sole signatory) at a banking institution and in an investment vehicle selected by Tenant, which banking institution and investment vehicle shall be subject to Landlord's reasonable prior approval. If Tenant shall not select a banking institution or investment vehicle or if Landlord shall not reasonably approve either, Landlord shall have the right to designate the banking institution and investment vehicle. The interest so earned shall be added to and be deemed a part of the Security Deposit. Landlord shall hold the Security Deposit throughout the term of this Lease , as security for the performance by Tenant of all obligations on the part of Tenant to be performed. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply the Security Deposit and all interest earned thereon, or any part thereof, to Landlord's damages arising from any default on the part of Tenant. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deliver cash to Landlord in an amount sufficient to restore such deposit to the full amount stated in Section 1.2. Tenant not then being in default, Landlord shall return the Security Deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 8.20(A) or returned to Tenant in accordance with
      Section 8.20(B), to Tenant on the expiration or earlier termination of the Lease Term and surrender of possession of the Premises by Tenant to Landlord at such time. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord's grantee for proper application of the Security Deposit in accordance with the terms of this Section 8.20 and the return thereof in accordance herewith.

      (B) Provided that on the applicable date (i) there exists no Event of Default of Tenant under the Lease and there exists no event which with the giving of notice or passage of time or both would constitute an Event of Default or (ii) if Landlord has previously applied the Security Deposit or any portion thereof to Landlord's damages arising from any default and Tenant has fully restored the amount so applied, then:

           (a) On the last day of the twenty-fourth (24th) full calendar month of the Lease Term, the Security Deposit shall be reduced to $480,000.00 and within fifteen (15) days thereafter Landlord shall return to Tenant such amount as shall be necessary to reduce the Security Deposit to $480,000.00; and

           (b) On the last day of the sixtieth (60th) full calendar month of the Lease Term, the Security Deposit shall be further reduced to $300,000.00 and within fifteen (15) days thereafter Landlord shall return to Tenant such amount as shall be necessary to reduce the Security Deposit to $300,000.00.

      provided, however, in no event shall the foregoing require Landlord to pay Tenant any amount in excess of the Security Deposit then being held by Landlord.

      (C) Neither the holder of any mortgage nor the lessor in any ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground lessor.

8.21 If Landlord shall not have received any payment or installment of rent on or before the date (the "Due Date") on which the same first becomes payable under this Lease, the amount of such payment or installment shall bear interest from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by The First National Bank of Boston from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

8.22 (A) Landlord shall review the Site respecting the feasibility of constructing an outdoor volleyball court on the Site and shall make reasonable efforts to provide Tenant with an exterior area on the Site where a volleyball court can be constructed, given the shape and topography, soil conditions and existing improvements. If practicable and if there is sufficient space, Landlord will attempt to locate the volleyball court in the existing grass area on the southwest, back side of the Building between the Building and Hartwell Place or in the wooded area east of the parking lot opposite the front entrance of the Building, subject to the following provisions hereof. Further, to the extent required, Landlord shall make reasonable efforts to obtain such governmental permits and approvals or amendments to existing permits and approvals as may be necessary for the construction and operation of such a volleyball court (the "Governmental Approvals"). Tenant shall reasonably cooperate with Landlord in the foregoing. If Landlord shall be able to obtain the requisite Governmental Approvals and construct a volleyball court, the cost of obtaining the Governmental Approvals and construction the volleyball court shall be paid for entirely by Landlord. In no event shall Tenant have any obligation to pay for any portion of the cost of obtaining the Governmental Approvals and/or any portion of the cost of constructing such volleyball court. If Landlord shall not be able to obtain the requisite Governmental Approvals and/or if Landlord reasonably determines that it is not feasible to construct an outdoor volleyball court on the Site or if Landlord shall be unable to construct an outdoor volleyball court on the Site, the same shall not constitute a default of Landlord under this Lease, shall not give Tenant any right to terminate this Lease and shall not give Tenant any right to reduce, withhold, offset against or otherwise deduct from Annual Fixed Rent or any Additional Rent.

      (B) In addition, Landlord agrees to erect, at its sole cost and expense, one (1) basketball hoop at the north end of the parking lot area in a location mutually acceptable to Landlord and Tenant. Tenant shall have the right to use same and shall not interfere with the use of the parking areas.

8.23 This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

      EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.

                                         LANDLORD:


WITNESS:                                 BY: EDWARD H. LINDE, AS TRUSTEE OF
signature                                    91 HARTWELL AVENUE TRUST FOR
---------                                    HIMSELF AND CO-TRUSTEE BUT NOT
                                             INDIVIDUALLY



                                         TENANT:

                                         RESTRAC, INC.



                                         By MARTIN FAHEY
                                         Title (VICE PRESIDENT)
                                               -----------------
                                          HERETO DULY AUTHORIZED
ATTEST:
                                          BY: CYNTHA EADES
RACHAEL SHANAHAN                               TREASURER
----------------                               ---------
SECRETARY                                HERETO DULY AUTHORIZED
---------

                                              (CORPORATE SEAL)

                                    EXHIBIT A
                                    ---------


      That certain parcel of land situate in Lexington in the County of Middlesex and Commonwealth of Massachusetts, described as follows:

          SOUTHEASTERLY  by Hartwell Avenue, two hundred thirty-seven and 47/100 feet;

          SOUTHEASTERLY  by a curving line forming the junction of said Hartwell
                         Avenue and Hartwell Place, as shown on plan hereinafter mentioned, thirty-nine and 27/100 feet;

          SOUTHWESTERLY  five hundred thirty-two and 23/100 feet, and

          SOUTHWESTERLY, SOUTHERLY and SOUTHEASTERLY one hundred ninety and
                         25/100 feet, by said Hartwell Place;

          SOUTHERLY      by lot 9 on said plan, three hundred seventy-four and
                         57/100 feet;

          SOUTHWESTERLY  three hundred sixty-seven and 65/100 feet;

          NORTHWESTERLY  thirty-one and 12/100 feet, and

          NORTHWESTERLY  again, eight hundred ninety and 63/100 feet, by land now or formerly of The United States of America;

          NORTHEASTERLY  by said United States of America land and by land now or formerly of John W. O'Connor et al, nine hundred thirty-three and 87/100 feet.

      Said parcel is shown as lot 10 on said plan, (Plan No. 31330D).

      All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 835, Page 146, with Certificate 141096.

      The above described land is subject to and has the benefit of the ditches as approximately shown on said plan at date of original decree, (May 17, 1963).

      So much of the above described land as is included within the area marked "Tennessee Gas Transmission Company Easement 30' wide" is subject to the easements set forth in a taking by the Northeastern Gas Transmission Company, dated July 13, 1951 and duly recorded in Book 7772, Page 162.

      The above described land is subject to an Avigation Easement set forth in a Declaration of Taking by the United States of America dated February 12, 1954 recorded with the Middlesex South District Registry of Deeds in Book 8219, Page 421 and more particularly shown as "Avigation Easement A-130E-1" on Plan No. 31330-D (referred to above).

      The above described land is subject to an Order by the Town of Lexington for construction of water main in Hartwell Avenue, Document No. 461902 as affected by Certificate for Dissolving Betterments filed as Document No. 499500.

      The above described land is subject to a Grant of Easement from Wilbur C. Nylander et al Trs. to the Town of Lexington to construct and maintain sewer in Hartwell Place, Document No. 508567.

      The above described land is subject to a grant of Easement over 20 feet wide drain easement (i) for the benefit of lot 9 in common with others entitled thereto, set forth in Document 511666 and (ii) set forth in Document No. 479843 for the benefit of lot 7 shown on plan recorded with said Document No. 479843.

      The above described land is subject to a Taking of easement by the Town of Lexington in Hartwell Place, Document No. 544200.

      The above described land is subject to and has the benefit of a Grant of Easement and Reservation from Wilbur C. Nylander et al Trs. to the Town of Lexington for conservation purposes, Document No. 616453.

      The above described land is subject to and has the benefit of the following:

           A. Order of Conditions issued by the Town of Lexington Conservation Commission filed as Document No. 616456 as extended by Extension Permits issued by said Conservation Commission filed as Document Nos. 627154, 635069, 655552 and 669180.

           B. Decision of the Town of Lexington Board of Appeals filed as Document No. 616457.

           C. Decision of the Town of Lexington Board of Appeals filed as Document No. 616458.

           D. Decision of the Town of Lexington Board of Appeals filed as Document No. 616459.

           E. Decision of the Town of Lexington Board of Appeals filed as Document No. 634489.

           F. Decision of the Town of Lexington Board of Appeals filed as Document No. 646344.

           G. Decision of the Town of Lexington Board of Appeals filed as Document No. 646345.

           H. Decision of the Town of Lexington Board of Appeals filed as Document No. 646346.

      The above described land is subject to an Easement granted to Boston Edison Company filed as Document No. 672152.

      The above described land is subject to such other easements, agreements and matters of record, if any, insofar as in force and applicable.